SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    BGI, INC.
               (Exact name of issuer as specified in its charter)

Oklahoma                                                          731092118
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

13581 Pond Springs Road, Suite 105
Austin, Texas                                                           78729
(Address of Principal Executive                                       (Zip Code)
Offices)

                             1999 STOCK OPTION PLAN
                              (Full title of plan)

                            Robert  Chappell,  Secretary
                            BGI,  Inc.
                            13581  Pond  Springs  Rd, Suite 105
                            Austin,  Texas  78729
                           (Name and address of agent for service)

                                 (512) 335-0065
          (Telephone number, including area code, of agent for service)

                                 Calculation of Registration Fee

                                                   Proposed             Proposed
                                               maximum offering          Maximum
Title of securities to be    Amount to be     price per share (1)   aggregate offering       Amount of
registered                    registered                                price (1)        registration fee
Common Stock, $.001        1,000,000 shares  $              0.125  $         125,000.00  $         250.00
par value per share

          (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price quoted on the NASD OTC Electronic Bulletin Board for a share of BGI, Inc. Common Stock on February 5, 2001.

          This registration statement relates to 1,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") of BGI, Inc., an Oklahoma corporation (the "Company") that may be issued to officers and employees under the Company's 1999 Stock Option Plan (the "Plan"). The Company may issue covered shares directly to participants or grant options that allow participants to purchase shares at a fixed price for a specified period of time.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in "Item 1. Plan Information" and "Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby specifically incorporated by reference into this registration statement:

     (1) The Company's Annual Report on Form 10-K SB for the fiscal year ended December 31, 1999;

     (2) The Company's Quarterly Reports on Form 10-Q SB for the three month periods ended March 31, 2000, June 30, 2000, and September 30, 2000;

     (3)     All other reports filed by the Company pursuant to Section 13(a) or
Section  15(d)  of  the Securities Exchange Act of 1934 since December 31, 1999;
and

     (4) The description of the Company's Common Stock contained in the Company's registration filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such documents.

                            DESCRIPTION OF SECURITIES

                                 Not applicable

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

                                 Not Applicable

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1031 of the Corporation Act permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Such indemnification may generally be made only upon a determination that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law; however, directors and officers that are successful on the merits or otherwise in defense of claims arising from their service to the Company are entitled by right to indemnification for the costs of defense.

     Article VII of the Company's Certificate of Incorporation provides that the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Article VII further provides that in any threatened, pending or completed action or suit by or in the right of the corporation, the Company will indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Such indemnification may generally be made only upon a determination that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law; however, directors and officers that are successful on the merits or otherwise in defense of claims arising from their service to the Company are entitled by right to indemnification for the costs of defense. Article VII allows the Company to advance expenses of defense to indemnified persons and to purchase insurance against liability on the part of any a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), whether or not the Company could indemnify such person against the insured risk under the Corporation Act.

     Article XI of the Company's By-laws provides that the Company shall have the power to indemnify to the full extent authorized or permitted by the Corporation Act any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of any other enterprise at the Company's request.

     The Company also has purchased insurance designed to protect the Company and its directors and officers against losses arising from certain claims, including claims under the Securities Act.


                       EXEMPTION FROM REGISTRATION CLAIMED

                                 Not applicable

                                    EXHIBITS

     The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit
-------

4.1         Description of Common Stock

4.2         1999 Stock Option Plan

5           Opinion re legality

23.1        Consent of Brown, Graham and Company, P.C.

23.2        Consent of Winstead Sechrest & Minick P.C.
            (included as part of Exhibit 5)

                                  Undertakings

     The  undersigned  registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the
                "Calculation of Registration Fee" table in the effective registration statement);

          (iii) To include any additional or changed material information on the plan of distribution.

          Provided, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment will be treated as a new registration statement of the securities offered herein, and the offering of such securities at that time will be treated as the initial bona fide offering.

     (c) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 16, 2001.

                                        BGI,  INC.
                                        (Registrant)



                                        By:       /s/
                                           --------------------------------
                                                Reid Funderburk,
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                            Title                         Date
         ---------                            -----                         ----

            /s/                Chief Executive Officer and           November 30, 2000
-----------------------------
Reid Funderburk                Director
                               (Principal Executive Officer)


            /s/                Director                              September 30, 2000
-----------------------------
Robert Hughes


            /s/                Director                              September 29, 2000
-----------------------------
George Majewski


            /s/                Director                              September 29, 2000
-----------------------------
Rick Redmond


            /s/                Director                              September 30, 2000
-----------------------------
R. E. Wilkin


            /s/                Controller                            November 16, 2000
-----------------------------
Robert Chappell                (Principal Financial and Accounting
                               Officer)

                                                 EXHIBIT INDEX


Exhibit                                                                                   Sequentially Numbered
-------                                                                                   ---------------------
                                                                                                  Page
                                                                                                  ----
4.1      Description of Common Stock  (incorporated by reference from                              --
         registrant's initial registration statement under Section 12 of the Securities
         Exchange Act of 1934)

4.2      1999 Stock Option Plan                                                                    7

5        Opinion re legality                                                                       12

23.1     Consent of Brown, Graham and Company, P.C.                                                14

23.2     Consent of Winstead Sechrest & Minick P.C.  (included as part of Exhibit                  --
         5)